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                                                                     Exhibit 1.2

                     ROCHESTER GAS AND ELECTRIC CORPORATION

                    First Mortgage Bonds, Designated Secured
                          Medium-Term Notes, Series C


                             DISTRIBUTION AGREEMENT
                             ----------------------

                                                                          [Date]

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Dear Ladies and  Gentlemen:

          1.  Introductory.  Rochester Gas and Electric Corporation, a New York
              ------------
corporation ("Company"), proposes to issue and sell from time to time bonds of a series ("Series") entitled First Mortgage Bonds , Designated Secured Medium-Term Notes Series C ("Notes"), registered under the Registration Statement referred to in Section 2(a) to be issued under and secured by the General Mortgage dated September 1, 1918, between the Company and Bankers Trust Company, as Trustee ("Trustee"), as amended and supplemented by supplemental indentures thereto, including a supplemental indenture dated as of September 1, 1993 (such General Mortgage as so amended and supplemented being hereinafter called the "Indenture"), and hereby agrees with you (the "Distributor"), as follows:

          The Notes shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"). Notes will be issued, and the terms thereof specified, from time to time by the Company in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

          2.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to, and agrees with, the Distributor as follows:

          (a) A registration statement (No. 333-_________), including a prospectus, relating to the Notes has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933, as amended ("Act"). Such registration statement, as it may have been amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement," and the prospectus included in such registration statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, but excluding any prospectus supplement relating to an offering of securities other than the Notes, is hereinafter referred to as the "Prospectus." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this
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     Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On its effective date, the Registration Statement conformed in all respects to the applicable requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented, will conform in all respects to the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Distributor or The Depository Trust Company specifically for use therein.

          3.  Appointment as Distributor; Agreement of Distributor;
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Solicitations.  (a)  Subject to the terms and conditions stated herein, the
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Company herein appoints the Distributor as an agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. The Company expressly reserves the right, upon fifteen business days' prior written notice to the Distributor, to appoint other persons, partnerships or corporations ("Additional Distributors") to act as its agent to solicit offers for the purchase of Notes; provided, however, that each
                                          --------  -------
Additional Distributor shall either execute this Agreement and become a party hereto or shall enter into a distribution agreement with the Company on terms substantially similar to those contained herein; thereafter the term Distributor as used in this Agreement shall mean the Distributor and each such Additional Distributor.

          The Company expressly reserves the right to sell at any time any Notes in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Notes, or to place the Notes itself privately without notice to the Distributor and without any opportunity for the Distributor to solicit offers for the purchase of the Notes. In either such event, no commission will be payable to the Distributor in respect of such Notes pursuant to this Agreement.

          (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Distributor agrees, as an agent of the Company, to use reasonable efforts when requested by the Company to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. In placing any Notes pursuant to an offer accepted by the Company, the Distributor that solicited or received such offer may act as agent or purchase such Notes from the Company as principal for resale. Upon acceptance by the Company of an offer to purchase Notes, the Distributor and the Company may exchange written confirmations and, if the Distributor is purchasing the Notes as principal, the Distributor will complete either (i) its standard form of confirmation or (ii) a Terms

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Agreement substantially in the form of Exhibit A hereto (a "Terms Agreement")
and in such event shall transmit the same to the Company by facsimile or other similar means of telecommunication.

          Upon receipt of notice from the Company as contemplated by Section 4(b) hereof, the Distributor will suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised the Distributor that such solicitation may be resumed.

          The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Company, the Distributor will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Distributor that such solicitation may be resumed. For the purpose of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

          The Distributor is authorized to solicit offers to purchase Notes as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of $100,000. The Distributor shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. The Distributor shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment therefor by such purchaser.

          (c) At the time of delivery of, and payment for, any Notes sold by the Company as a result of a solicitation made by, or offer to purchase received by the Distributor, acting on an agency basis, the Company agrees to pay the Distributor a commission in accordance with the schedule set forth in Exhibit B hereto. The Company agrees that the Distributor that purchases Notes as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable confirmation or Terms Agreement, as the case may be, or, if no compensation is indicated therein, a commission in accordance with Exhibit B hereto.

          (d) Administrative procedures respecting the sale of Notes (the "Procedures") shall be agreed upon from time to time by the Distributor and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Company and the Distributor. The Distributor and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof will be delivered at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, not

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later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Company and the Distributor, which in no event shall be later than the time at which the Distributor commences solicitation of purchases of Notes hereunder, such time and date being herein called the "Closing Date".

          4.  Covenants of the Company.  The Company agrees with the Distributor
              ------------------------
that it will furnish to Sullivan & Cromwell, counsel for the Distributor, one signed copy of the Registration Statement, including all exhibits, in the form it became effective, and of all amendments thereto and that, in connection with each offering of Notes:

          (a) The Company will advise the Distributor promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, as it shall be from time to time amended or supplemented, and will afford the Distributor a reasonable opportunity to comment on any such proposed amendment or supplement (other than any periodic or current report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any Pricing Supplement that relates to Notes not purchased through or by the Distributor). Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (ii) when prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when (i) a prospectus relating to the Notes is required to be delivered under the Act and (ii) no suspension of solicitation of offers to purchase Notes pursuant to Section 3(b) or this
     Section 4(b) shall be in effect (any such time referred to in clause (ii) and any time when either the Distributor shall own any Notes with the intention of reselling them or the Company has accepted an offer to purchase Notes but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus as then amended or supplemented to comply with the Act, the Company will promptly notify the Distributor to suspend solicitation of offers to purchase the Notes; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, will promptly advise the Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

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     Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus as amended or supplemented to comply with the Act, the Distributor shall own any of the Notes with the intention of reselling them, or the Company has accepted an offer to purchase Notes but the related settlement has not occurred, the Company, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributor's consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (c) The Company will file promptly all documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning any event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish the announcement, or a draft of the announcement, to the Distributor and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus, as then amended or supplemented, to be further amended or supplemented to reflect the information contained in such announcement. The Company also will furnish the Distributor with copies of all press releases or announcements to the general public. The Company will immediately notify the Distributor of any downgrading in the rating of any debt securities of the Company or any proposal to downgrade the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Company learns of such downgrading, proposal to downgrade or public announcement.

          (d) For a period of at least 18 months after the date of each acceptance by the Company of an offer to purchase Notes hereunder, the Company will file with the Commission, within the times required by the Rules and Regulations, annual reports on Form 10-K and quarterly reports on Form 10-Q containing all information required by the Rules and Regulations or will otherwise make generally available to its security holders as promptly as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Distributor copies of the Registration Statement (one of which will be signed and will include all exhibits), any preliminary prospectus used in connection with the offering of the Notes, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Distributor reasonably requests.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Distributor designates and will continue such qualifications in effect as long as required for the distribution.

          (g) So long as any Notes are outstanding, the Company will furnish to the Distributor, (i) as soon as practicable after the end of each fiscal year, a copy of its annual

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     report for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to securityholders, and (iii) from time to time, such other information concerning the Company as the Distributor may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Distributor for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Distributor may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, for expenses incurred by the Distributor in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to the Distributor, for costs incurred by the Distributor in advertising any offering of Notes and for the Distributor's reasonable expenses (including the reasonable fees and disbursements of counsel to the Distributor) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Distributor under this Agreement.

          (i) Between the date of a Terms Agreement and the date of delivery of the Notes relating thereto, the Company will not offer, sell, contract to sell or otherwise dispose of any of its debt securities (other than the Notes), except pursuant to prior or concurrent contractual commitments which have been disclosed to the Distributor prior to the execution hereof and except for borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper, without the prior written consent of the Distributor, which consent shall not be unreasonably withheld.

          5.  Conditions to the Obligations of the Distributor.  The obligations
              ------------------------------------------------
of the Distributor, as agent of the Company, under this Agreement at any time to solicit offers to purchase the Notes and to purchase Notes from the Company as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Company herein, to the accuracy, on each such date, of the statements of the Company's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Company of its obligations hereunder, and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Distributor, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of the Distributor, is material

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     or omits to state a fact which, in the opinion of the Distributor, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Distributor, materially impairs the investment quality of the Notes,
     (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Distributor, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Notes.

          (d) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement, the Distributor purchasing such Notes shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Nixon Peabody LLP, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with authorized and outstanding capital stock as set forth in the Prospectus, as amended or supplemented, and with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented.

               (ii) The Series has been, and any Note, after the Company has delivered to the Trustee a request for authentication specifying the terms of such Note, will have been, duly authorized in conformity with the Indenture and, when any such Note has been duly completed, executed and authenticated in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Note will have been duly issued and will constitute a valid and legally binding obligation of the Company entitled to the benefits and security provided by the Indenture, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Note the authorization of such Note will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and (b) assume that neither the issuance, sale and delivery of any Note, nor any of the terms of such Note, nor compliance by the Company with such terms, will violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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               (iii)  The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting enforcement of creditors' rights or the security provided by the Indenture and to general equity principles, and except as limited by the Atomic Energy Act of 1954 and regulations thereunder relating to the Company's interest in atomic energy facilities; the Indenture creates the lien it purports to create upon the interest of the Company in the property, real and personal, intended to be subjected to the lien of the Indenture; and the Indenture has been duly recorded or filed for recordation as a mortgage of real estate and recorded or filed as a security interest in personal property and fixtures in each place in which any of the properties or assets of the Company subject to the lien of the Indenture are situated and in which such recording or filing is required to protect and preserve the lien of the Indenture (except the supplemental indenture providing for the creation of the Notes has been recorded in the Office of the Clerk of the County of Monroe, New York, only, and arrangements have been made for its prompt recording in the Offices of the Clerks of the other counties in the State of New York in which such recording is required); all taxes and recording fees required to be paid as of the date hereof with respect to the execution, recording or filing of the Indenture have been paid; and mortgage recording taxes will be due and owing upon the issuance of the Notes from time to time.

               (iv) The Company has good and indefeasible title in fee simple to substantially all of its bondable real property (except that no opinion need be given with respect to leasehold interests, easements, riparian rights, flowage rights, and property of a similar character) and good and valid title to substantially all other property and assets owned by the Company (including such leasehold interests) and intended to be subject to the lien of the Indenture (except such as have been disposed of in accordance with the provisions of the Indenture) and in both cases free and clear of all liens, charges and encumbrances, except the lien of the Indenture and liens or charges of the character of "excepted encumbrances" as defined in Section 1.02 of the Indenture and except the lien of one or more mortgages identified in such opinion, which lien is subject and subordinate in all respects to the lien of the Indenture; and the descriptions of all such properties and assets contained in the Indenture are adequate for the purposes of the Indenture.

               (v) The franchises, permits and licenses of the Company included in the properties subject to the lien of the Indenture are valid and are adequate to give the Company the nonexclusive right to carry on its business in the locations and substantially in the manner in which it is now being conducted.

               (vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and

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          the Registration Statement, as of its effective date, the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its respective date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; although such counsel has not independently verified the accuracy or completeness of information contained in the Registration Statement or Prospectus or any amendment or supplement thereto, such counsel has no reason to believe that either the Registration Statement, as of its effective date, or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of such respective dates, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus, as amended or supplemented, of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus, as amended or supplemented, which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus, as amended or supplemented, or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to financial statements or other financial data contained in the Registration Statement or Prospectus, as amended or supplemented.

               (vii) No consent, approval, authorization or order of, or filing with (other than filings with the Public Service Commission of the State of New York (the "PSC") in accordance with the order issued in connection with the Notes on November 27, 2000), any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company, except such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Note, when issued, that the inclusion of any alternative or additional terms, including, but not limited to, the interest rate and maturity date, in such Note that are not currently specified in the form of Notes examined by such counsel would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Note).

               (viii) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes, and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument of which such counsel is aware to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company (it being understood that such counsel may assume with respect to each particular Note, when issued, that the inclusion of any alternative or additional terms, including but not limited to the interest rate and maturity date of a particular Note, in such Note that are not currently specified in the form of

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          Notes examined by such counsel will not cause the issuance, sale or delivery of such Note, the terms of such Note, or the compliance by the Company with such terms, to violate any of the orders or laws specified in this paragraph or to result in a default under or violation or breach of any of the agreements or instruments specified in this paragraph).

               (ix) This Agreement has been duly authorized, executed and delivered by the Company;

          provided, however, that, in the case of each such opinion delivered
          --------  -------
          pursuant to a Terms Agreement, (w) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Notes and as of the time of delivery of such Notes; (x) such opinion shall relate to the Notes being delivered on the date of such opinion and not to other Notes as well; (y) in lieu of the opinion described in clause (ii), such opinion shall state that the Notes being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery; and (z) with respect to the opinion described in clause
          (iii), such opinion shall relate to the lien of the Indenture at the Closing Date, except that if an opinion has been delivered pursuant to
          Section 6(d) hereof, the opinion delivered pursuant to the Terms Agreement shall relate to the lien of the Indenture as of the date of the most recent opinion delivered pursuant to Section 6(d).

     In rendering the foregoing opinion, Nixon Peabody LLP may rely, as to matters of fact, upon certificates and written statements of officers and employees of, and accountants for, the Company and of officers of the Trustee.

          (e) At the Closing Date and, unless the Distributor purchasing the Notes shall in the applicable Terms Agreement specifically waive the condition set forth in this Section 5(e), at the time of delivery of the Notes described in such Terms Agreement, the Distributor purchasing the Notes shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Notes and as of the time of delivery of such Notes.

          (f) At the Closing Date and, unless the Distributor purchasing the Notes shall in the applicable Terms Agreement specifically waive the condition set forth in this Section 5(f), at the time of delivery of the Notes described in such Terms Agreement, the Distributor purchasing the Notes shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of PricewaterhouseCoopers LLP, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations, (ii) they have made a review of any unaudited financial statements incorporated by reference in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures (not constituting an audit in accordance with generally accepted auditing standards), nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder or require any material modifications in order for them to be in conformity with generally accepted accounting principles, (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus, or (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, short-term indebtedness or long-term debt of the Company, any decrease in the amount of net current assets or net assets, or any decrease in shareholders' equity or total capitalization, as compared with amounts shown on the latest balance sheet included in the Prospectus, or (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in net operating income, net income, income before extraordinary items or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (C) and
     (D) for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter, and (iv) they have compared specified dollar amounts, percentages and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and PricewaterhouseCoopers LLP shall have received a written opinion of Sullivan & Cromwell, counsel for the Distributor, to the effect that if an action were maintained against the Distributor as an "underwriter" under the Act in respect of sales made pursuant to this Agreement, the Distributor would have available a defense under Section 11 of the Act.

          In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Notes and as of the time of delivery of such Notes.

          (g) At the Closing Date and, unless the Distributor purchasing the Notes shall in the applicable Terms Agreement specifically waive the condition set forth in this Section 5(g), at the time of delivery of the Notes described in such Terms Agreement, the Distributor purchasing the Notes shall have received from Sullivan & Cromwell, counsel for the Distributor, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          The Company will furnish the Distributor with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

           6.  Additional Covenants of the Company.  The Company agrees that:
               -----------------------------------

          (a) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Company of an offer to purchase Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the date of delivery of such Notes to the purchaser thereof, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such delivery date, the aggregate amount of Notes which have been issued and sold by the Company will not exceed the amount of Notes registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Company shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Distributor with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Company, in form satisfactory to the

     Distributor, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Distributor pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b), the Company shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Distributor with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Company, in form satisfactory to the Distributor, to the effect set forth in Section 5(d)(vi) hereof.

          (d) On or before _______________ in each year commencing with the year _____ until the earlier of the date this Agreement is terminated or all of the Notes have been sold, the Company shall furnish the Distributor with a written opinion or opinions, dated as of the date of delivery thereof, of counsel for the Company, in form satisfactory to the Distributor, to the effect set forth in Section 5(d) hereof; provided, however, that no such
                                              --------  -------
     opinion shall be required for any given year if an opinion has been delivered pursuant to Section 5(d) within ninety (90) days prior to the date that the opinion would otherwise be required and no Notes have been sold during the Applicable Period (as defined below) with respect to which an opinion under Section 5(d) has not been delivered and, to the extent appropriate, such opinion or opinions may reconfirm matters set forth in a prior opinion delivered pursuant to Section 5(d) or under this Section 6(d); provided further, however, that any opinion or opinions furnished
           -------- -------  -------
     under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such date and shall state that the Notes sold in the relevant Applicable Period have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Notes to the purchaser or purchasers thereof. For the purpose of this Section 6(d), "Applicable Period" shall mean the period commencing on the date as of which the most recent prior opinion or opinions delivered at the Closing Date or under this Section 6(d) speak and ending on the date of delivery of such opinion or opinions.

          (e) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Company shall cause PricewaterhouseCoopers LLP, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Distributor with a letter, addressed jointly to the Company and the Distributor and dated the date of such Representation Date, in form and substance satisfactory to the Distributor, to the effect set forth in Section 5(f) hereof; provided, however, that to the extent
                                   --------  -------
     appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this Section 6(e); provided
                                                                     --------
     further, however, that any letter furnished under this Section 6(e) shall
     -------  -------
     relate to the Registration

     Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

          (f) On each date for the delivery of Notes to the purchaser thereof, the Company shall, if requested by the Distributor, furnish the Distributor with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Company, in form satisfactory to the Distributor, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(d) hereof; provided, however, that any opinion furnished under this Section 6(f) shall
     --------  -------
     relate to the Prospectus as amended or supplemented at such delivery date and shall relate only to the Notes being sold by the Company on such delivery date and shall state that such Notes, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date; and provided further that with respect to the opinion
                          -------- -------
     described in clause (iii) of Section 5(d), such opinion shall relate to the lien of the Indenture at the Closing Date except that if an opinion has been delivered pursuant to Section 6(d) hereof, the opinion delivered pursuant to this Section 6(f) hereof shall relate to the lien of the Indenture as of the date of the most recent opinion delivered pursuant to
     Section 6(d).

          (g) The Company agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Company's representation and warranty deemed to be made to the Distributor pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall the Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7.  Indemnification.  (a)  The Company will indemnify and hold
              ---------------
harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Distributor or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus or preliminary prospectus supplement used in connection with the offering of the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided,
                                                                  --------
however, that the Company will not be liable to the Distributor or such
-------
controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after the Distributor has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Distributor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus or any preliminary prospectus supplement used in connection with the offering of the Notes, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Distributor specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage, liability or action arises out of the offer or sale of Notes occurring after the Distributor has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Distributor on the other hand from the offering of the Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Distributor on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Distributor on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Distributor. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes distributed by it to the public were offered to the public exceeds the amount of any damages which the Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8.  Status of the Distributor.  In soliciting offers to purchase the
              -------------------------
Notes from the Company pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Notes pursuant to Section 3 hereof), the Distributor is acting individually and not jointly and is acting solely as agent for the Company and not as principal. In connection with the placement of any Notes by the Distributor, acting as agent, (a) the Distributor will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by the Distributor and accepted by the Company, but the Distributor shall have no liability to the Company in the event any such purchase is not consummated for any reason; and (b) if the Company shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company (i) shall hold the Distributor harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) in particular, shall pay to the Distributor any commission to which they would be entitled in connection with such sale.

          9.  Survival of Certain Representations and Obligations.  The
              ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Distributor set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Distributor, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 10 or if for any reason the sale of Notes described in a confirmation or Terms Agreement referred to in Section 3 by the Company to a Distributor is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Company under Sections 4(d) and 4(g) and the respective obligations of the Company and the Distributor pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Distributor shall own any of the Notes with the intention of reselling them or (ii) after the Company has accepted an offer to purchase Notes and prior to the related settlement, the obligations of the Company under the second sentence of Section 4(b), under sections 4(a), 4(c), 4(e), 4(f) and 4(i) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(f) and 6(g) and under the last sentence of Section 8, shall also remain in effect until the Distributor has sold such Notes or the Company has issued such Notes, as applicable.

          10.  Termination.  This Agreement may be terminated for any reason at
               -----------
any time by the Company or the Distributor insofar as this Agreement relates to the Distributor, upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be
                             --------  -------
terminated with respect to the Distributor by the giving of such notice following receipt by the Company of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Notes by the Distributor and prior to delivery of the Notes described in such confirmation or Terms Agreement, unless the sale and purchase of Notes contemplated thereby is rejected by the Company in accordance with Section 3. Any settlement with respect to Notes placed by a Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and the Distributor agrees, if requested by the Company, to take the steps therein provided to be taken by the Distributor in connection with such settlement.

          11.  Notices.  Except as otherwise provided herein, all notices and
               -------
other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered or sent by recognized overnight courier. Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: ___________________, with a copy to Morgan Stanley & Co. Incorporated, 1585 Broadway, 34th Floor, New York, New York 10036, Attention: ________________ and notices to the Company shall be directed to it at 89 East Avenue, Rochester, New York 14649, Attention:
Treasurer; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 11. Any such notice shall take effect at the time of receipt.

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          13.  Governing Law; Counterparts.  This Agreement shall be governed by
               ---------------------------
and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                        Very truly yours,

                                        Rochester Gas and Electric Corporation


                                        By____________________________________
                                          Name: Mark Keogh
                                          Title: Vice President and Secretary

Confirmed and Accepted, as of the
  date first above written:

Morgan Stanley & Co. Incorporated


By _____________________________
    Name:
    Title:

                                                                       EXHIBIT A

                     ROCHESTER GAS AND ELECTRIC CORPORATION
                                  ("Company")

                    First Mortgage Bonds, Designated Secured
                          Medium-Term Notes, Series C

               Due from Five Years to 30 Years from Date of Issue

                                TERMS AGREEMENT
                                ---------------


                                         _____________, 20___


Rochester Gas and Electric Corporation
89 East Avenue
Rochester, New York  14649

Attention:  Treasurer

Dear Sirs:

          We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-______) ("Distribution Agreement"), the following First Mortgage Bonds, Designated Secured Medium-Term Notes, Series C ("Notes") on the following terms:

     Stated Maturity:

     Principal Amount:

                            Public Offering Price: [___%, subject to change by the undersigned -- The Agent proposes to reoffer the above Notes from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.]

     Purchase Price (to be paid in [New York Clearing House (next day) -- immediately available] funds): ___%,

     Distributor's Commission (as applicable) (%):

     Proceeds to Company (If different from Public Offering Price) (%):

     Interest Rate:

     Optional Redemption (option of the Company):

          Redemption Date(s):
          Redemption Price(s)(%):

     Sinking Fund:

     Trade date:

     Settlement date (Issue Date):

                    *    *    *     *    *


Details for Settlement
----------------------

          (Additional Purchase Information -- to be completed by Distributor, if desired, to the extent available):

     Exact name in which the Note or Notes are to be registered ("registered owner"):

     Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

     Taxpayer identification number of registered owner:

     Principal amount of each Note in authorized denominations to be delivered to registered owner:

                    *    *    *     *    *

          Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, [other than the conditions set forth in paragraphs (__), (__), (__) and (__) of Section 5 thereof [and [specify additional conditions, if any]]. If for any reason the purchase by the
--------------------------------------
undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii),
(iv) or (v) of Section 5(c) of the Distribution Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

     [Insert any additional agreements, conditions, etc.]
      ---------------------------------------------------

          Unless the undersigned has received notification from the Company within one business day that the Company does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Company and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Distribution Agreement.

                              Very truly yours,


                              [Name of Distributor]



                              By ___________________________
                                      [Insert Title]


Accepted and agreed to
as of the date set forth above.

Rochester Gas and Electric Corporation



By _______________________________
        [Insert Title]

                                                                       EXHIBIT B

          The Company agrees to pay the Distributor a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by the Distributor:

                                       Commission Rate
                                     (as a percentage of
Term                                  principal amount)
----                                  ----------------

12 months to less than 18 months                  .150
18 months to less than 24 months                  .200
24 months to less than 30 months                  .250
30 months to less than 3 years                    .300
3 years to less than 4 years                      .350
4 years to less than 5 years                      .450
5 years to less than 7 years                      .500
7 years to less than 10 years                     .550
10 years to less than 20 years                    .600
20 years to not more than 30 years                .750

                                                                       EXHIBIT C
                           ADMINISTRATIVE PROCEDURES


       The First Mortgage Bonds, Designated Secured Medium-Term Notes, Series C (the "Notes") are to be offered on a continuing basis by Rochester Gas and Electric Corporation (the "Issuer"). Morgan Stanley & Co. Incorporated, as distributor (the "Distributor"), has agreed to use reasonable efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement, dated ______, 2000 (the "Distribution Agreement"), between the Issuer and the Distributor and will be issued and secured by the General Mortgage dated September 1, 1918, between the Issuer and Bankers Trust Company, as trustee ("Trustee"), as amended and supplemented by supplemental indentures thereto, including a supplemental indenture dated as of September 1, 1993 (such General Mortgage as so amended and supplemented being hereinafter called the "Indenture"). The Distributor will not be obligated to purchase Notes for its own account except to the extent it agrees to purchase Notes as principal for resale as contemplated by the Distribution Agreement. The Notes will have been registered under the Securities Act of 1933 (the "Act"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Supplemental Description of the New Bonds" and "Plan of Distribution" in the Prospectus Supplement relating to the Notes, dated ______, 2000, attached hereto and hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of the New Bonds" and "Plan of Distribution" in the Prospectus relating to the Notes, dated ______, 2000, attached hereto and hereinafter referred to as the "Prospectus". Defined terms used herein but not defined herein shall have the meanings assigned to them in the Distribution Agreement, the Prospectus or the Prospectus Supplement.

       Except under the circumstances described below, the Notes will be represented by Global Notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC or such nominee ("Book-Entry Notes"). Except under the circumstances described below, Book-Entry Notes represented by a Global Note will not be exchangeable for certificates delivered to the holders of the Notes or persons designated by such holders ("Certificated Notes") and will not otherwise be issuable as Certificated Notes.

       If DTC is at any time unwilling or unable to continue as depository for the Notes, and a successor depository is not appointed, the Issuer will issue individual Certificated Notes in exchange for the Global Note or Notes representing the corresponding Book-Entry Notes. In addition, the Issuer may at any time and in its sole discretion determine not to have any Notes represented by one or more Global Notes and, in such event, will issue individual Certificated Notes in exchange for the Global Notes representing the corresponding Book-Entry Notes. In any such instance, a holder of a Book-Entry Note represented by a Global Note will be entitled to physical delivery of individual Certificated Notes equal in principal amount to such Book-Entry Note and to have such Certificated Notes registered in its name.

       The Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Prospectus Supplement.

       Administrative Procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Book-Entry Notes; and Part III indicates specific procedures for Certificated Notes. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Distributor in writing of those persons handling administrative responsibilities with whom the Distributor is to communicate regarding offers to purchase Notes and the details of their delivery.

PART I:  PROCEDURES APPLICABLE TO ALL NOTES
-------------------------------------------

Issue Date
----------

       Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

Price to Public
---------------

       Except as otherwise specified in a Pricing Supplement (the "Pricing Supplement"), each Note will be issued at 100% of principal amount.

Maturities; Minimum Purchase
----------------------------

       Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least five years but not more than 30 years after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000.

Interest Payments
-----------------

       Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Interest on Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month.

       The Trustee will provide monthly, to the Issuer's Treasury Department a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month.

Redemption
----------

       If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part, at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption prices will be set forth in the applicable Pricing Supplement and in the applicable Note. As indicated in the Prospectus Supplement, the Notes will be redeemable at par, upon certain special circumstances.

Procedures for Establishing the Terms of the Notes
--------------------------------------------------

       The Issuer and the Distributor will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Distributor. Once the Distributor has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Distributor, will arrange to have 10 copies of the Pricing Supplement, attached to the Prospectus Supplement, filed with, or transmitted by a means reasonably calculated to result in filing with, the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act")./1/ The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Distributor. No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Distributor will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.


       If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify the Distributor. The Distributor will forthwith suspend solicitation of purchases. At that time, the Distributor will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Distributor may only record indications of interest in purchasing Notes at the posted rates. Once the Distributor has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Distributor, will arrange to have 10 copies of the Pricing Supplement, filed with, or transmitted by means reasonably calculated to result in filing with, the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Distributor. No settlements at the posted rates may occur prior to such transmitting or filing and the Distributor will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

       Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

---------------
/1/ If clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. If clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

Suspension of Solicitation; Amendment or Supplement
---------------------------------------------------

       As provided in the Distribution Agreement, the Issuer may instruct the Distributor to suspend solicitation of offers to purchase at any time, and upon receipt of prior notice from the Issuer, which notice shall be furnished as promptly as practicable after the Issuer determines that solicitation should be suspended, the Distributor will forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

       If the Distributor receives the notice from the Issuer contemplated by
Section 3(b) or 4(b) of the Distribution Agreement, it will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If the Issuer is required, pursuant to Section 4(b) of the Distribution Agreement, to prepare an amendment or supplement, it will promptly furnish the Distributor with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Distributor and will furnish the Distributor with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Issuer will file such amendment or supplement with the Commission, provide the Distributor with copies of any such amendment or supplement, confirm to the Distributor that such amendment or supplement has been filed with the Commission and advise the Distributor that solicitation may be resumed.

       Any such suspension shall not affect the Issuer's obligations under the Distribution Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Distributor and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers
--------------------

       The Distributor will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by the Distributor. The Distributor may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Distributor.

Confirmation
------------

       For each accepted offer, the Distributor will issue a confirmation to the purchaser, with a separate confirmation to the Issuer's Treasury Department, setting forth the Purchase Information (as defined under Part II below with respect to Certificated Notes and Part III below with respect to Book-Entry Notes) and delivery and payment instructions; provided, however, that, in the
                                              --------  -------
case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

Determination of Settlement Date
--------------------------------

       The receipt of immediately available funds by the Issuer in payment for a Note and (i) in the case of Certificated Notes, the authentication and issuance of such Note and (ii) in the case of Book-Entry Notes, entry by the Distributor of an SDFS (as defined in Part II hereof) deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant (as defined in Part II hereof) purchasing, or acting for the purpose of, such Note, shall, with respect to such Note, constitute "settlement". All offers accepted by the Issuer will be settled on the third Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer to purchase. Prior to 11:00 a.m., New York City time, on the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on that date.

Delivery of Prospectus
----------------------

       A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser (for this purpose, entry of an SDFS deliver order through DTC's Participant Terminal System to credit a Note to the account of a Participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note). Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Distributor receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Distributor to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures
--------------------------

       No Distributor will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or the Global Note (as defined in Part III).

Advertising Expenses
--------------------

       The Issuer will determine with the Distributor the amount of advertising that may be appropriate in offering the Notes. Advertising expenses for advertising agreed to by the Issuer will be paid by the Issuer.

Business Day
------------

       "Business Day" means any day which is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.

Trustee Not to Risk Funds
-------------------------

       Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, the Distributor, DTC or any holder of a Note, it being understood by all parties that payments made by the Trustee to the Issuer, the Distributor, DTC or any holder of a Note shall be made only to the extent that funds are provided to the Trustee for such purpose.


PART II:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
--------------------------------------------------------

       In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of __________________ and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of _______________________, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Form, Denominations and Registration
------------------------------------

       All Book-Entry Notes of the same tenor and having the same Issue Date, will be represented initially by a single note (a "Global Note") in fully registered form without coupons. Global Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Note or Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $150,000,000 principal amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such a case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the bond register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

CUSIP Numbers
-------------

       The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately ______ CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under "Details for Settlement". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve an additional ______ CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Transfers and Exchanges for the Purpose of Consolidation
--------------------------------------------------------

       Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

       The Trustee may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Payments of Principal and Interest
----------------------------------

       (a)  Payments of Interest Only.  Promptly after each Record Date, the
            -------------------------
Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

       (b) Payments at Stated Maturity.  On or about the first Business Day of
           ---------------------------
each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the stated maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such stated maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any stated maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such stated maturity. Promptly after payment to DTC of the principal and any interest due at the stated maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

       (c) Payment upon Redemption.  The Trustee will comply with the terms of
           -----------------------
the Letter with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to stated maturity, at least 30 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Trustee of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 90 calendar days prior to the Redemption Date, the Trustee shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Trustee shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Trustee and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Trustee, in accordance with the terms of the Indenture, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Trustee will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note, the Trustee shall cancel any such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice. If a Global Note is to be redeemed in part, the Trustee will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the cancelled Global Note.

       (d) Manner of Payment.  The total amount of any principal and interest
           -----------------
due on Global Notes on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in immediately available funds on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each date of maturity of a Book-Entry Note or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the

Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at maturity on Book-Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT OR INDIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE BOOK-ENTRY NOTES.

       (e) Withholding Taxes.  The amount of any taxes required under applicable
           -----------------
law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement
----------------------

       For each offer for Book-Entry Notes accepted by the Issuer, the Distributor shall communicate to the Issuer's Treasury Department prior to 11:00 a.m., New York City time, on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Exact name in which the Notes are to be registered ("registered owner").

     2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

     3.   Taxpayer identification number of registered owner.

     4.   Principal amount of the Notes.

     5.   Stated maturity of the Notes.

     6.   Interest rate of the Notes.

     7.   Redemption provisions of the Notes.

     8.   Trade date of the Notes.

     9.   Settlement date (issue date) of the Notes.

     10. Distributor's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     11.  Price.

     12.  Net proceeds to the Issuer.

     13.  Any additional applicable terms of the Notes.

     The Issue Date of, and the settlement date for, Book-Entry Notes will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than three Business Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Global Notes.

     Immediately after receiving the details for each offer for Book-Entry Notes from the Distributor and in any event no later than 12:00 Noon on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Distributor that (i) the issuance and delivery of such Note have been duly and validly authorized by the Issuer and (ii) such Note, when duly issued, shall constitute the valid and legally binding obligation of the Issuer.

     Immediately after receiving the Purchase Information from the Issuer and in any event no later than 2:00 p.m. on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Distributor of such CUSIP number.

     Standard & Poor's Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.

Settlement; Global Note Delivery and Cash Payment
-------------------------------------------------

     The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and request for authentication from the Issuer, the Trustee will cause the Global Note to be completed and authenticated and hold the Global Note for delivery against payment.

     Prior to 2:00 p.m. on the Settlement Date, the Trustee will enter instructions through DTC's Participant Terminal System, using the function MT II, and DTC will credit such Note to the Trustee's participant account at DTC and thereafter will (i) debit such Note to the Trustee's participant account and credit such Note to the Distributor's participant account and (ii) debit the Distributor's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Distributor's commission (in accordance with SDFS operating procedures in effect on the Settlement Date).

       Simultaneously with the giving of such instructions by the Trustee, the Distributor will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Distributor's participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distributor for an amount equal to the price of such Note (in accordance with SDFS operating procedures in effect on the settlement date).

       Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

       The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee, in funds available for immediate use, for the account of the Issuer, to account no. 0000058503 at Chase Manhattan Bank, N.A., Rochester, New York (ABA No. 021000021).

Fails
-----

       If settlement of a Book-Entry Note is rescheduled or cancelled, the Issuer shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

       If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

       If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the

Distributor may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to the Distributor's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee, (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Distributor an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at Chase Manhattan Bank, N.A., and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If the fail shall have occurred for any reason other than failure of the Distributor to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Distributor on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

       Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.


PART III:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
-----------------------------------------------------------

Form and Denominations
----------------------

       The Certificated Notes shall be issued only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, as shall be set forth in the applicable Pricing Supplement.

Transfers and Exchanges
-----------------------

       A Certificated Note may be presented for transfer or exchange at the principal corporate trust office of the Trustee in The City of New York. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Trustee. Certificated Notes will not be exchangeable for Book-Entry Notes.

Payment at Maturity
-------------------

       Upon presentation of each Certificated Note at maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with any premium and accrued interest due at maturity. Such payment will be made in immediately available funds, provided that the Certificated Note is
                                     --------
presented in time for the Paying Agent to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any

Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at maturity will be cancelled by the Trustee as provided in the Indenture.

Details for Settlement
----------------------

     For each offer for Certificated Notes accepted by the Issuer, the Distributor shall communicate to the Issuer's Treasury Department prior to 3:00 p.m., New York City time, on the Business Day preceding the settlement date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Exact name in which the Note or Notes are to be registered ("registered owner").

     2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

     3.   Taxpayer identification number of registered owner.

     4. Principal amount of each Note in authorized denominations to be delivered to registered owner.

     5.   Interest rate of each Note.

     6.   Stated maturity of each Note.

     7.   Redemption provisions of each Note.

     8.   Trade date of each Note.

     9.   Settlement date (issue date) of each Note.

     10. Distributor's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     11.  Price.

     12.  Net proceeds to the Issuer.

     13.  Any additional applicable terms of each Note.

     The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes.

     Immediately after receiving the details for each offer for Certificated Notes from the Distributor, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Distributor that (i) the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and (ii) such Notes, when completed, authenticated and delivered, shall constitute the valid and legally binding obligation of the Issuer. The Trustee will assign to and enter on each Note a transaction number.

     The Issuer will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Distributor and the Trustee:

     1.   Certificated Note with customer confirmation.

     2.   Stub One - For the Trustee.

     3.   Stub Two - For the Distributor.

     4.   Stub Three - For the Issuer.

     The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Distributor, and the Distributor will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. The Trustee will send Stub Three to the Issuer by first-class mail.

Settlement; Note Deliveries and Cash Payment
--------------------------------------------

     The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable officers' certificate and verification thereof, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

     The Trustee will deliver the Certificated Notes, in accordance with instructions from the Issuer, to the Distributor. If the Distributor is placing such Certificated Notes as agent, such delivery will be made for the benefit of the purchaser only against receipt. The Distributor will acknowledge receipt of the Notes through a broker's receipt. Delivery of the Certificated Notes by the Trustee will be made only against such acknowledgment of receipt from the Distributor. Upon the Distributor's determination that such Note has been authenticated, delivered and completed as aforesaid, the Distributor will make, or cause to be made, payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission. If the Distributor in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

     If the Distributor is placing such Certificated Notes as agent, the Distributor, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in immediately available funds.

Delivery of any confirmation or Note to a purchaser thereof by a Distributor, acting as agent or principal, will be made in compliance with "Delivery of Prospectus" in Part I above.

Fails (Distributor Acting as Agent)
-----------------------------------

       In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Distributor will notify the Trustee and the Issuer, by telephone, confirmed in writing. If such Certificated Note has been delivered to the Distributor, as the Issuer's agent, the Distributor shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Trustee will, immediately upon receipt of such Note, debit the account of the Issuer for the amount so advanced and the Trustee shall refund the payment previously made by the Distributor in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the fail shall have occurred for any reason other than the failure of the Distributor to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Distributor on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

       Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will make appropriate entries in its records to reflect the fact that the Note was never issued and the Note will be cancelled and disposed of as provided in the Indenture.